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Contact: Bill Loughman
         Chief Financial Officer
         404-525-7272

            AIRGATE PCS, INC. RETAINS BANC OF AMERICA SECURITIES LLC


ATLANTA (November 23, 2004) - AirGate PCS, Inc. (Nasdaq: PCSA), a PCS Affiliate of Sprint, today announced that the Company has retained Banc of America Securities LLC to advise it regarding various strategic alternatives for the Company, including consideration of a proposed business combination with Alamosa Holdings, Inc., to determine a course of action that is in the best interest of AirGate and its shareholders.

About AirGate PCS
AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.4 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

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